UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report: April 25, 2023

TANICO INC.

Nevada	7371	37-2002382
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada

(Address of principal executive offices, including zip code)

(775) 404-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

As further described below in Item 5.02, Mr. Anton Mikhalev was appointed as Secretary and Director of the Company effective April 24, 2023.

Item 5.02 Appointment of Certain Officers.

On April 24, 2023 Mr. Anton Mikhalev was appointed as a company Secretary of the Board, and the Board appointed him to the following officer and director positions:

Name	Age	Position(s)
Anton Mikhalev	27	Secretary, Director

Anton Mikhalev, Age 27, recently appointed as Secretary and Director of Tanico Inc. brings his experience in marketing, strategy and leadership in the media and consulting businesses.

Since 2018 Mr. Mikhalev serves as Enterprise Account Executive for Rogers Communication. His duties include research for opportunities in Service Expansion; hardware/services providers to administer sales presentations; assisting the Corporate Reporting & External Reporting team with period-end deliverables and other ad-hoc reporting as required; recording project details such as task progress, resources costs and allocated budgets to analyze performance, generate performance reports for key leaders and implement corrective measures.

From 2019-2020 Mr. Mikhalev worked as Winters College Orientation Director of York University. Worked closely, on a weekly basis throughout the Summer, with the President and Treasurer, regarding all monetary transactions pertaining to Orientation, and to keep an accurate record of the same. Responsible for formulating, with the guidance of the President, Assistant Orientation Chair, and the Treasurer, a budget for the Winters Orientation Week.

Mr. Mikhalev graduated from Schulich School Of Business York University in 2020.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Written Board Consent Appointing New Officer and Director dated April 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANICO INC. (Registrant)

Date: April 25, 2023	By:	/s/TATIANA FENEVA
(Signature)*

TATIANA FENEVA, CEO

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